Exhibit 99.1

FORTRESS INVESTMENT GROUP LLC

Contact:

Gordon E. Runté

212-798-6082

Fortress Reports Year End & Fourth Quarter 2010 Financial Results

New York, NY. March 1, 2011 – Fortress Investment Group LLC (NYSE: FIG) today reported its year end and fourth quarter 2010 results.

HIGHLIGHTS

•	Assets under management of $44.6 billion as of December 31, 2010, up 42% from $31.5 billion as of December 31, 2009.

•

Pre-tax distributable earnings (DE) of $372 million in 2010, up from $126 million in 2009; pre-tax DE of $0.72 per dividend paying share in 2010, up 177% from $0.26 per dividend paying share in 2009. Pre-tax DE of $125 million in the fourth quarter of 2010, up from $1 million in the fourth quarter of 2009; pre-tax DE of $0.24 per dividend paying share in the fourth quarter of 2010.

•	Fund management DE of $358 million in 2010, up 72% from $208 million in 2009. Fund management DE of $122 million in the fourth quarter of 2010, up 103% from $60 million in the fourth quarter of 2009.

•

2010 GAAP net income, excluding principals agreement compensation, increased to $170 million in 2010, compared to $43 million in 2009; GAAP net loss attributable to Class A Shareholders in 2010 was $285 million, compared to $255 million in 2009.

•

Raised $5.3 billion of new third-party capital during 2010, $2.6 billion of which was included in assets under management as of December 31, 2010. The remaining $2.7 billion is capital committed to our funds by investors that will become assets under management when called. Of the $5.3 billion raised, $3.1 billion was in Credit Private Equity Funds, $447 million was in Credit Hedge Funds and $1.7 billion was in Liquid Hedge Funds.

•

During 2010, we significantly expanded our presence in Asia, closing the Fortress Japan Opportunities Fund at its cap of $800 million, launching the Global Opportunities Fund, and opening an office in Singapore to serve as a hub for our activities in Asia outside of Japan.

“Our fourth quarter and full year results were very solid, and reflect broad momentum that has carried into 2011,” said Daniel Mudd, Chief Executive Officer. “Our funds continued to deliver strong returns, capital raising increased apace, and we have attracted a significant number of new investors to Fortress. We are also taking important steps to answer demand for our investment capabilities on an increasingly global basis. As we work through the continued shallow, choppy economic recovery and periodic event-driven volatility, we believe our businesses are very well-positioned to deliver strong results for our investors.”

Please see the exhibits to this press release for a reconciliation of non-GAAP measures referred to in this press release to the related GAAP measures.

CONSOLIDATED RESULTS - SEGMENTS

As of December 31, 2010, assets under management totaled $44.6 billion, up 42% from $31.5 billion as of December 31, 2009. The net increase was principally from the acquisition of Logan Circle Partners in April 2010. Logan Circle Partners, which had $11.7 billion of assets under management as of December 31, 2010, will not be reported as a separate segment until such time as its operations become material to our overall performance. Currently, it is included under “Unallocated Revenues” and “Unallocated Expenses” in the tables contained in this press release.

Pre-tax DE was $372 million in 2010, up from $126 million in 2009. On a dividend paying share basis, pre-tax DE was $0.72 per share in 2010, up 177% from $0.26 per share in 2009. Pre-tax DE increased primarily as a result of higher incentive income across the Credit Private Equity Funds, Credit Hedge Funds and Liquid Hedge Funds. Certain capital in the Credit Hedge Funds started earning incentive income in the second quarter, which increased significantly in the third and fourth quarters, while substantially all of the Liquid Hedge Funds started earning significant incentive income in the second half of the year. As of December 31, 2010, substantially all of the assets under management eligible to earn incentive income in the main Credit and Liquid Hedge Funds were above their high water marks.

In 2010, fund management distributable earnings were $358 million, up 72% from $208 million in 2009. This increase was driven by a $341 million increase in total segment revenues, offset by a $191 million increase in total segment expenses.

Total segment revenues were $840 million in 2010, up 68% from $499 million in 2009. The increase was primarily a result of (i) $170 million of incentive income recognized from our Credit Hedge Funds and Liquid Hedge Funds, compared to $16 million in 2009, (ii) $158 million of incentive income recognized from our Credit Private Equity Funds, compared to $23 million in 2009 and (iii) $41 million of incentive income recognized from our Private Equity Funds in 2010, compared to $36 million in 2009.

Total segment expenses were $482 million in 2010, up 66% from $291 million in 2009, largely driven by higher profit sharing compensation expenses. In 2010, profit sharing compensation expenses were $168 million, compared to $47 million in 2009. The increase is primarily a result of higher incentive income distributions from our funds. The remaining $70 million increase in segment expenses was made up of $28 million from Logan Circle Partners, which was not part of Fortress in prior years, and a $42 million increase in other operating expenses.

The Company’s quarterly segment revenues and distributable earnings will fluctuate materially depending upon the performance of our funds and the realization events within our private equity businesses, as well as other factors. Accordingly, the revenues and profits in any particular quarter should not be expected to be indicative of future results.

CONSOLIDATED RESULTS - GAAP

Fortress had a GAAP net loss of $782 million in 2010, compared to a loss of $909 million in 2009. This included revenues of $950 million in 2010 and $584 million in 2009. Excluding principals agreement compensation, Fortress had net income of $170 million in 2010, compared to net income of $43 million in 2009.

In 2010, our GAAP net loss attributable to Class A Shareholders was $1.83 per diluted share, compared to $2.08 per diluted share in 2009.

SUMMARY FINANCIAL RESULTS

The table below details Fortress’s Distributable Earnings and GAAP Net Income (Loss) for the full year and fourth quarter of 2010 and 2009:

	Full Year		$	Fourth Quarter		$
	2010	2009	Change	2010	2009	Change
(in millions, except per share amount)
Distributable Earnings
Fund management DE	$358	$208	$150	$122	$60	$62

Pre-tax DE	$372	$126	$246	$125	$1	$124
Per dividend paying share/unit	$0.72	$0.26	$0.46	$0.24	$0.00	$0.24

Weighted Average Dividend Paying Shares and Units Outstanding	518	492		522	511

GAAP
Net income (loss)	$(782)	$(909)	$127	$3	$(261)	$264

Net income (loss) attributable to Class A Shareholders	$(285)	$(255)	$(30)	$(13)	$(84)	$71
Per diluted share	$(1.83)	$(2.08)	$0.25	$(0.09)	$(0.58)	$0.49

Net income (loss) excluding principals agreement compensation	$170	$43	$127	$243	$(21)	$264

The following discussion of our results is based on segment reporting as presented in our Annual Report on Form 10-K. Our GAAP statement of operations and balance sheet are presented following this discussion. The following table is a summary presentation of our segment performance with supplemental data provided for informational purposes.

Supplemental Data for the Full Year Ended 2010 and 2009:

	Full Year 2010
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Principal Investments
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2010	$31,476	$11,344	$3,232	$4,297	$9,256	$3,347	$—
Capital raised	2,597	—	—	1,698	447	452	—
Equity raised	2	—	2	—	—	—	—
Increase in invested capital	2,693	56	—	10	2	2,625	—
Capital acquisitions [1]	11,448	—	—	—	—	—	—
Redemptions	(935)	—	—	(872)	(63)	—	—
SPV distribution [2]	(814)	—	—	(814)	—	—	—
RCA distributions [3]	(1,523)	—	—	—	(1,523)	—	—
Return of capital distributions	(2,322)	(199)	—	—	(403)	(1,720)	—
Crystallized Incentive Income	(10)	—	—	(10)	—	—	—
Equity buyback	(62)	—	(62)	—	—	—	—
Net Client Flows	(345)	—	—	—	—	—	—
Income (loss) and foreign exchange	2,408	722	(135)	375	728	113	—

AUM - Ending Balance	$44,613	$11,923	$3,037	$4,684	$8,444	$4,817	$—

Third-Party Capital Raised	$5,291	$—	$—	$1,698	$447	$3,146	$—

Segment Revenues
Management fees	$458	$139	$48	$79	$144	$48	$—
Incentive income	369	41	—	65	105	158	—
Unallocated Revenues	13

Total	840	180	48	144	249	206	—

Segment Expenses
Operating expenses	(282)	(35)	(30)	(70)	(120)	(27)	—
Profit sharing compensation expenses	(168)	(18)	—	(19)	(48)	(83)	—
Unallocated Expenses	(32)

Total	(482)	(53)	(30)	(89)	(168)	(110)	—

Fund Management DE	358	127	18	55	81	96	—

Investment Income	34						34
Interest Expense	(20)						(20)

Pre-tax Distributable Earnings	$372	$127	$18	$55	$81	$96	$14

	Full Year 2009
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Principal Investments
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2009	$29,229	$10,307	$3,182	$7,169	$6,269	$2,302	$—
Capital raised	1,318	—	—	704	—	614	—
Equity raised	—	—	—	—	—	—	—
Capital acquisitions [4]	3,310	—	—	—	3,310	—	—
Increase in invested capital	1,348	79	—	1	2	1,266	—
Redemptions	(3,776)	—	—	(3,776)	—	—	—
SPV distributions	(705)	—	—	(705)	—	—	—
RCA distributions [3]	(726)	—	—	—	(726)	—	—
Return of capital distributions	(1,682)	(170)	—	—	(36)	(1,476)	—
Crystallized Incentive Income	(7)	—	—	(7)	—	—	—
Equity buyback	—	—	—	—	—	—	—
Income (loss) and foreign exchange	3,167	1,128	50	911	437	641	—

AUM - Ending Balance	$31,476	$11,344	$3,232	$4,297	$9,256	$3,347	$—

Third-Party Capital Raised	$1,379	$—	$—	$704	$—	$675	$—

Segment Revenues
Management fee	$424	$131	$50	$80	$123	$40	$—
Incentive income	75	36	—	14	2	23	—

Total	499	167	50	94	125	63	—

Segment Expenses
Operating expenses	(243)	(38)	(29)	(57)	(97)	(22)	—
Profit sharing compensation expenses	(47)	(13)	—	(16)	(6)	(12)	—
Unallocated Expenses	(1)

Total	(291)	(51)	(29)	(73)	(103)	(34)	—

Fund Management DE	208	116	21	21	22	29	—

Investment Income	(58)						(58)
Interest Expense	(24)						(24)

Pre-tax Distributable Earnings	$126	$116	$21	$21	$22	$29	$(82)

[1]	Represents $11.4 billion of capital under management due to Fortress’s acquisition of Logan Circle Partners.
[2]	Includes $142 million of SPV capital that ceased paying management fees in the third quarter.
[3]	Represents distributions from (i) assets held by redeeming capital accounts in our Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.
[4]	Represents $3.3 billion of capital under management due to Fortress’s take over of management of the D.B. Zwirn funds and related investment vehicles.

Supplemental Data for Fourth Quarter 2010 and 2009:

	Fourth Quarter 2010
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Principal Investments
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - October 1, 2010	$43,993	$11,621	$3,073	$4,293	$8,589	$4,128	$—
Capital raised	656	—	—	321	242	93	—
Equity raised	—	—	—	—	—	—	—
Increase in invested capital	702	7	—	5	—	690	—
Capital acquisitions	—	—	—	—	—	—	—
Redemptions	(157)	—	—	(157)	—	—	—
SPV distributions	—	—	—	—	—	—	—
RCA distributions [5]	(339)	—	—	—	(339)	—	—
Return of capital distributions	(553)	(32)	—	—	(400)	(121)	—
Crystallized Incentive Income	(2)	—	—	(2)	—	—	—
Equity buyback	—	—	—	—	—	—	—
Net Client Flows	(462)	—	—	—	—	—	—
Income (loss) and foreign exchange	775	327	(36)	224	352	27	—

AUM - Ending Balance	$44,613	$11,923	$3,037	$4,684	$8,444	$4,817	$—

Third-Party Capital Raised	$1,641	$—	$—	$321	$242	$1,078	$—

Segment Revenues
Management fees	$120	$36	$12	$21	$35	$16	$—
Incentive income	145	36	—	41	51	17	—
Unallocated Revenues	4

Total	269	72	12	62	86	33	—

Segment Expenses
Operating expenses	(79)	(9)	(7)	(22)	(33)	(8)	—
Profit sharing compensation expenses	(56)	(16)	—	(10)	(19)	(11)	—
Unallocated Expenses	(12)

Total	(147)	(25)	(7)	(32)	(52)	(19)	—

Fund Management DE	122	47	5	30	34	14	—

Investment Income	12						12
Interest Expense	(9)						(9)

Pre-tax Distributable Earnings	$125	$47	$5	$30	$34	$14	$3

	Fourth Quarter 2009
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Principal Investments
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - October 1, 2009	$31,730	$11,057	$3,279	$4,483	$9,560	$3,351	$—
Capital raised	616	—	—	409	—	207	—
Equity raised	—	—	—	—	—	—	—
Capital acquisitions	—	—	—	—	—	—	—
Increase in invested capital	503	9	—	—	—	494	—
Redemptions	(423)	—	—	(423)	—	—	—
SPV distributions	(342)	—	—	(342)	—	—	—
RCA distributions [5]	(294)	—	—	—	(294)	—	—
Return of capital distributions	(789)	(53)	—	—	(20)	(716)	—
Crystallized Incentive Income	(7)	—	—	(7)	—	—	—
Equity buyback	—	—	—	—	—	—	—
Income (loss) and foreign exchange	482	331	(47)	177	10	11	—

AUM - Ending Balance	$31,476	$11,344	$3,232	$4,297	$9,256	$3,347	$—

Third-Party Capital Raised	$677	$—	$—	$409	$—	$268	$—

Segment Revenues
Management fee	$100	$22	$13	$19	$33	$13	$—
Incentive income	57	36	—	5	1	15	—

Total	157	58	13	24	34	28	—

Segment Expenses
Operating expenses	(70)	(11)	(8)	(18)	(27)	(6)	—
Profit sharing compensation expenses	(26)	(13)	—	(4)	(1)	(8)	—
Unallocated Expenses	(1)

Total	(97)	(24)	(8)	(22)	(28)	(14)	—

Fund Management DE	60	34	5	2	6	14	—

Investment Income	(55)						(55)
Interest Expense	(4)						(4)

Pre-tax Distributable Earnings	$1	$34	$5	$2	$6	$14	$(59)

[5]	Represents distributions from (i) assets held by redeeming capital accounts in our Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

BUSINESS SEGMENT RESULTS

Private Equity - Funds

Assets under management for the Private Equity Funds was $11.9 billion as of December 31, 2010, compared to $11.6 billion as of September 30, 2010 and $11.3 billion as of December 31, 2009.

With respect to investments held at the beginning of each period, the Fortress Private Equity investments appreciated 17.0% in value during the full year 2010 and 10.5% during the fourth quarter of 2010.

The Private Equity Funds generated pre-tax DE of $127 million in 2010, up 9% from $116 million in 2009, as a result of an increase in segment revenues of $13 million, partially offset by an increase in segment expenses of $2 million.

Segment revenues were $180 million in 2010, up 8% from $167 million in 2009. The year-over-year increase in segment revenue was driven by an $8 million increase in fund management fees and a $5 million increase in incentive income. The Private Equity Funds had realization events in 2010 that contributed to $41 million of incentive income generated from Fund I and Fund II.

Private Equity - Castles

Assets under management for the Castles, which are comprised of two managed publicly traded companies (Newcastle Investment Corp. and Eurocastle Investment Limited), was $3.0 billion as of December 31, 2010, compared to $3.1 billion as of September 30, 2010 and $3.2 billion as of December 31, 2009.

The Castles generated pre-tax DE of $18 million in 2010, down 14% from $21 million in 2009, as a result of a decrease in segment revenues of $2 million and an increase in segment expenses of $1 million.

Segment revenues were $48 million in 2010, down 4% from $50 million in 2009. The year-over-year decrease in segment revenues was primarily attributable to changes in foreign currency exchange rates and, to a lesser extent, a reduction in assets under management.

Liquid Hedge Funds

Assets under management for the Liquid Hedge Funds was $4.7 billion as of December 31, 2010, compared to $4.3 billion as of September 30, 2010 and $4.3 billion as of December 31, 2009. The Liquid Hedge Funds had redemption payouts of approximately $150 million in January 2011 related to 2010 redemption notices, which will reduce assets under management for the first quarter of 2011.

The following table shows our Assets Under Management by fund:

(dollars in billions)	December 31, 2010	September 30, 2010	December 31, 2009
Macro Funds [6]	$3.6	$3.2	$3.4
Fortress Commodities Funds [7]	$1.1	$1.1	$0.9

[6]

Combined AUM for Fortress Macro Onshore Fund L.P., Fortress Macro Offshore Fund L.P., Fortress Macro Fund Ltd., Fortress Macro managed accounts, Drawbridge Global Macro Fund L.P., Drawbridge Global Macro Intermediate Fund L.P., Drawbridge Global Macro Alpha Intermediate Fund L.P., DBGM Offshore Ltd., DBGM Onshore L.P. and DBGM Alpha V Ltd.

[7]	Combined AUM for Fortress Commodities Fund L.P., Fortress Commodities MA1 L.P. and Fortress Commodities managed accounts.

The following table shows our gross and net returns by fund:8

Gross Returns	Fourth Quarter 2010	Full Year 2010	Estimated One Month Ended January 31, 2011

Fortress Macro Offshore Fund L.P.	6.4%	15.7%	-0.1%
Drawbridge Global Macro Fund Ltd.	5.7%	13.5%	-0.2%
Fortress Commodities Fund L.P.	6.0%	4.3%	1.0%

Net Returns

Fortress Macro Offshore Fund L.P.	4.7%	10.7%	-0.2%
Drawbridge Global Macro Fund Ltd.	4.2%	9.8%	-0.3%
Fortress Commodities Fund L.P.	5.0%	1.8%	0.7%

The Liquid Hedge Funds generated pre-tax DE of $55 million in 2010, up 162% from $21 million in 2009, as a result of an increase in segment revenues of $50 million, partially offset by an increase in segment expenses of $16 million.

Segment revenues were $144 million in 2010, up 53% from $94 million in 2009. The year-over-year increase in segment revenues was a result of a $51 million increase in incentive income, offset by a $1 million decrease in management fees. The main Macro Funds exceeded virtually all their high water marks in the second half of 2010, generating significant incentive income in that period.

Credit - Hedge Funds

Assets under management for the Credit Hedge Funds was $8.4 billion as of December 31, 2010, compared to $8.6 billion as of September 30, 2010 and $9.3 billion as of December 31, 2009. Effective December 31, 2010 the Credit Hedge Funds, which have an annual notice date for redemptions, received redemption notices for fee-paying capital of approximately $1.0 billion, using December 31, 2010 values. This amount is subject to change based on performance. For the majority of these notices, redemptions will be paid out over time as the underlying investments are liquidated, in accordance with the governing documents of the applicable funds. During this period, such amounts continue to be subject to management fees and, as applicable, incentive income.

The following table shows our Assets Under Management by fund:

(dollars in billions)	December 31, 2010	September 30, 2010	December 31, 2009

Drawbridge Special Opportunities Funds [9]	$5.5	$5.2	$5.2
Fortress Partners Funds [10]	$1.7	$1.6	$1.6
Fortress Value Recovery Funds [11]	$1.3	$1.8	$2.5

[8]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

[9]

Combined AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund L.P., Drawbridge Special Opportunities Fund managed accounts, Worden Fund L.P. and Worden Fund II L.P.

[10]	Combined AUM for Fortress Partners Offshore Fund L.P. and Fortress Partners Fund L.P.
[11]

Fortress will receive management fees from these funds equal to 1% of cash receipts and up to 1% per annum on certain managed assets, subject to collectability, and may receive limited incentive income if aggregate realizations exceed an agreed threshold.

The following table shows our gross and net returns by fund:12

Gross Returns	Fourth Quarter 2010	Full Year 2010
Drawbridge Special Opportunities L.P. [13]	7.7%	31.3%
Drawbridge Special Opportunities Ltd. [13]	9.8%	36.7%
Fortress Partners Fund L.P.	6.2%	13.5%
Fortress Partners Offshore Fund L.P.	6.1%	14.1%

Net Returns
Drawbridge Special Opportunities L.P. [13]	5.8%	25.5%
Drawbridge Special Opportunities Ltd. [13]	7.5%	29.0%
Fortress Partners Fund L.P.	5.9%	12.3%
Fortress Partners Offshore Fund L.P.	5.8%	12.8%

The Credit Hedge Funds generated pre-tax DE of $81 million in 2010, up 268% from $22 million in 2009, as a result of an increase in segment revenues of $124 million, partially offset by an increase in segment expenses of $65 million.

Segment revenues were $249 million in 2010, up nearly 100% from $125 million in 2009. The year-over-year increase in segment revenues resulted from a $103 million increase in incentive income and a $21 million increase in management fees. Incentive income increased as certain capital within the Credit Hedge Funds passed its high water marks by June 30, 2010 and generated significant incentive income during the second half of the year.

Credit - Private Equity Funds

Assets under management for the Credit Private Equity Funds was $4.8 billion as of December 31, 2010, compared to $4.1 billion as of September 30, 2010 and $3.3 billion as of December 31, 2009. As of December 31, 2010, the Credit Private Equity Funds had approximately $3.2 billion of uncalled or recallable committed capital that will become assets under management when invested.

The Credit Private Equity Funds generated pre-tax DE of $96 million in 2010, up 231% from $29 million in 2009, as a result of an increase in segment revenues of $143 million, partially offset by an increase in segment expenses of $76 million.

Segment revenues were $206 million in 2010, up 227% from $63 million in 2009. The year-over-year increase in segment revenues was largely driven by a $135 million increase in incentive income as well as an $8 million increase in management fees. The Credit Private Equity Funds had incentive income of $158 million during 2010, which was generated by certain realization events during the year, primarily from the Credit Opportunities Funds.

[12]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments.

[13]

The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008 and December 31, 2009 redemptions.

Principal Investments

As of December 31, 2010, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $780 million, up from $727 million as of December 31, 2009. As of December 31, 2010, Fortress’s share of the net asset value of its direct and indirect investments exceeded its segment cost basis by $244 million, representing unrealized gains.

Principal Investments, which is comprised of investments in Fortress’s underlying funds, generated pre-tax DE of $14 million in 2010, up from a loss of $82 million in 2009, as a result of an increase in investment income of $92 million and a decrease in interest expense of $4 million.

Investment income was $34 million in 2010, up from a loss of $58 million in 2009. The increase in investment income was largely a result of a decrease in impairments related to our private equity investments as well as increased earnings from our investments during 2010.

As of December 31, 2010, we had a total of $102 million of outstanding commitments to our funds as detailed in the table below.

(dollars in thousands)	Outstanding Commitments
December 31, 2010
Private equity funds	$28,348
Credit PE funds	73,536

$101,884

LIQUIDITY & CAPITAL

As of December 31, 2010, Fortress had cash on hand of $211 million and debt obligations of $278 million. As of December 31, 2010, Fortress had availability for further borrowing under its revolving credit facility of $52 million.

In October 2010, Fortress entered into a new credit agreement and repaid its existing credit agreement in full. The credit agreement includes a $280 million term loan facility and a $60 million revolving credit facility (of which approximately $8 million was outstanding under a letter of credit subfacility as of December 31, 2010). The term loan is subject to future mandatory repayments of $2.5 million at each quarter end through September 30, 2011 and $8.75 million at each quarter end from December 31, 2011 through September 30, 2015, and matures in October 2015 (revolving credity facility matures in October 2013). For further detail on the credit agreement, please see our Annual Report on Form 10-K.

DIVIDEND POLICY

Each quarter, we evaluate whether to pay quarterly dividends on our Class A shares. The amount of any dividends will be determined by our board of directors. However, no assurance can be given that any dividends, whether quarterly or otherwise, will or can be paid. In determining the amount of any dividends, our board will take into account various factors, including our financial performance, on both an actual and projected basis, earnings, liquidity and the operating performance of our segments as assessed by management.

NON-GAAP INFORMATION

Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Pre-tax DE and pre-tax DE per dividend paying share

•	Fund management DE

•	Segment revenues

•	Segment expenses

•	GAAP net income excluding principals agreement compensation

•	Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

We urge you to read the reconciliation of such data to the related GAAP measures appearing in the exhibits to this release.

CONFERENCE CALL

Management will host a conference call today, Tuesday, March 1, 2011 at 8:30 a.m. (Eastern Time). A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-252-8576 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Fourth Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Monday, March 14, 2011 by dialing 1-800-642-1687 (from within the U.S.) or 1-706-645-9291 (from outside of the U.S.); please reference access code “43426668.”

ABOUT FORTRESS

Fortress is a leading global investment manager with approximately $44.6 billion in assets under management as of December 31, 2010. Fortress offers alternative and traditional investment products and was founded in 1998. For more information regarding Fortress Investment Group LLC or to be added to our e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our sources of management fees, incentive income and investment income (loss), estimated fund performance, the amount and source of expected capital commitments and amount of redemptions. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Fortress Investment Group LLC

Consolidated Statements of Operations

(dollars in thousands, except share data)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues
Management fees: affiliates	$113,963	$112,498	$441,145	$433,501
Management fees: non-affiliates	10,281	1,202	27,794	4,724
Incentive income: affiliates	248,369	36,304	302,261	50,900
Incentive income: non-affiliates	17,168	(265)	25,847	999
Expense reimbursements from affiliates	45,521	26,526	146,127	85,186
Other revenues	1,200	2,764	7,071	8,785

	436,502	179,029	950,245	584,095

Expenses
Interest expense	8,730	4,029	19,773	24,271
Compensation and benefits	197,683	149,920	720,712	504,645
Principals agreement compensation	239,976	239,976	952,077	952,077
General, administrative and other	40,769	35,379	112,739	92,059
Depreciation and amortization	3,356	2,663	12,693	10,784

	490,514	431,967	1,817,994	1,583,836

Other Income (Loss)
Gains (losses)	13,357	(11,784)	2,997	25,373
Tax receivable agreement liability adjustment	20,719	—	22,036	(55)
Earnings (losses) from equity method investees	72,982	3,728	115,954	60,281

	107,058	(8,056)	140,987	85,599

Income (Loss) Before Income Taxes	53,046	(260,994)	(726,762)	(914,142)
Income tax benefit (expense)	(50,290)	169	(54,931)	5,000

Net Income (Loss)	$2,756	$(260,825)	$(781,693)	$(909,142)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$16,177	$(176,563)	$(497,082)	$(654,527)

Net Income (Loss) Attributable to Class A Shareholders	$(13,421)	$(84,262)	$(284,611)	$(254,615)

Dividends Declared Per Class A Share	$—	$—	$—	$—

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$(0.09)	$(0.58)	$(1.79)	$(2.08)

Net income (loss) per Class A share, diluted	$(0.09)	$(0.58)	$(1.83)	$(2.08)

Weighted average number of Class A shares outstanding, basic	169,975,804	146,733,426	165,446,404	125,740,897

Weighted average number of Class A shares outstanding, diluted	169,975,804	146,733,426	467,569,571	125,740,897

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	December 31,
	2010	2009
Assets
Cash and cash equivalents	$210,632	$197,099
Due from affiliates	303,043	64,511
Investments	1,012,883	867,215
Deferred tax asset	415,990	440,639
Other assets	134,147	90,803

	$2,076,695	$1,660,267

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$260,790	$131,134
Due to affiliates	342,397	345,976
Deferred incentive income	198,363	160,097
Debt obligations payable	277,500	397,825
Other liabilities	68,230	25,921

	1,147,280	1,060,953

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 169,536,968 and 145,701,622 shares issued and outstanding at December 31, 2010 and 2009, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 300,273,852 and 307,773,852 shares issued and outstanding at December 31, 2010 and 2009, respectively	—	—
Paid-in capital	1,465,358	1,029,536
Retained earnings (accumulated deficit)	(1,052,605)	(767,994)
Accumulated other comprehensive income (loss)	(1,289)	(325)

Total Fortress shareholders’ equity	411,464	261,217
Principals’ and others’ interests in equity of consolidated subsidiaries	517,951	338,097

Total Equity	929,415	599,314

	$2,076,695	$1,660,267

Fortress Investment Group LLC

Exhibit 1

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended				Full Year 2010
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Full Year 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Fortress

Assets Under Management
Private Equity & Castles	$13,239	$13,795	$14,336	$14,576	$14,576	$14,610	$14,382	$14,694	$14,960	$14,960
Liquid Hedge Funds	4,809	4,571	4,483	4,297	4,297	4,273	4,167	4,293	4,684	4,684
Credit Hedge Funds	6,215	9,673	9,560	9,256	9,256	9,117	8,744	8,590	8,444	8,444
Credit Private Equity Funds	2,039	2,757	3,351	3,347	3,347	2,197	2,896	4,128	4,817	4,817
Traditional Asset Management	—	—	—	—	—	—	11,471	12,289	11,708	11,708

AUM - Ending Balance	$26,302	$30,796	$31,730	$31,476	$31,476	$30,197	$41,660	$43,994	$44,613	$44,613

Third-Party Capital Raised	$9	$233	$460	$677	$1,379	$890	$1,531	$1,229	$1,641	$5,291

Segment Revenues
Management fees	$106	$110	$108	$100	$424	$108	$119	$111	$120	$458
Incentive income	1	7	10	57	75	99	50	75	145	369
Unallocated revenues	—	—	—	—	—	—	4	5	4	13

Total	107	117	118	157	499	207	173	191	269	840

Segment Expenses
Operating expenses	(59)	(56)	(58)	(70)	(243)	(64)	(61)	(78)	(79)	(282)
Profit sharing compensation expenses	(4)	(8)	(9)	(26)	(47)	(50)	(30)	(32)	(56)	(168)
Unallocated expenses	—	—	—	(1)	(1)	(1)	(9)	(10)	(12)	(32)

Total	(63)	(64)	(67)	(97)	(291)	(115)	(100)	(120)	(147)	(482)

Fund Management DE	$44	$53	$51	$60	$208	$92	$73	$71	$122	$358

Fortress Investment Group LLC

Exhibit 1

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended				Full Year 2010
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	Full Year 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Private Equity Funds & Castles

Assets Under Management
Private Equity Funds	$10,161	$10,602	$11,057	$11,344	$11,344	$11,555	$11,511	$11,621	$11,923	$11,923
Castles	3,078	3,193	3,279	3,232	3,232	3,055	2,871	3,073	3,037	3,037

AUM - Ending Balance	$13,239	$13,795	$14,336	$14,576	$14,576	$14,610	$14,382	$14,694	$14,960	$14,960

Third-Party Capital Raised	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Segment Revenues
Management fees	$49	$52	$45	$35	$181	$45	$45	$49	$48	$187
Incentive income	—	—	—	36	36	—	—	5	36	41

Total	49	52	45	71	217	45	45	54	84	228

Segment Expenses
Operating expenses	(16)	(17)	(15)	(19)	(67)	(17)	(15)	$(17)	(16)	(65)
Profit sharing compensation expenses	—	—	—	(13)	(13)	—	—	(2)	(16)	(18)

Total	(16)	(17)	(15)	(32)	(80)	(17)	(15)	(19)	(32)	(83)

Fund Management DE	$33	$35	$30	$39	$137	$28	$30	$35	$52	$145

Fortress Investment Group LLC

Exhibit 1

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2009	Three Months Ended				Full Year 2010
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009		March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Liquid Hedge Funds

Assets Under Management
Fortress Macro Funds [14]	$—	$1,174	$1,544	$1,986	$1,986	$2,482	$2,427	$2,810	$3,170	$3,170
Drawbridge Global Macro Funds [15]	3,781	2,484	2,074	1,429	1,429	771	657	408	419	419
Fortress Commodities Funds [16]	1,028	913	865	882	882	1,020	1,083	1,075	1,095	1,095

AUM - Ending Balance	$4,809	$4,571	$4,483	$4,297	$4,297	$4,273	$4,167	$4,293	$4,684	$4,684

Third-Party Capital Raised	$9	$99	$187	$409	$704	$634	$317	$426	$321	$1,698

Segment Revenues
Management fees	$23	$20	$18	$19	$80	$19	$20	$19	$21	$79
Incentive income	—	—	9	5	14	6	(2)	20	41	65

Total	23	20	27	24	94	25	18	39	62	144

Segment Expenses
Operating expenses	(14)	(11)	(14)	(18)	(57)	(14)	(16)	(18)	(22)	(70)
Profit sharing compensation expenses	(3)	(2)	(7)	(4)	(16)	(3)	(1)	(5)	(10)	(19)

Total	(17)	(13)	(21)	(22)	(73)	(17)	(17)	(23)	(32)	(89)

Fund Management DE	$6	$7	$6	$2	$21	$8	$1	$16	$30	$55

Returns
Gross Returns [17]
Fortress Macro Offshore Fund L.P.	N/A	4.3%	4.9%	3.9%	13.7%	4.3%	-0.3%	4.7%	6.4%	15.7%
Drawbridge Global Macro Fund Ltd.	5.7%	6.2%	7.9%	4.4%	26.5%	4.2%	-1.0%	4.1%	5.7%	13.5%
Fortress Commodities Fund L.P.	0.0%	2.3%	5.2%	3.2%	11.0%	-3.0%	2.7%	-1.2%	6.0%	4.3%

Net Returns [17]
Fortress Macro Offshore Fund L.P.	N/A	3.2%	3.6%	2.7%	9.8%	3.0%	-0.7%	3.3%	4.7%	10.7%
Drawbridge Global Macro Fund Ltd.	5.2%	5.8%	7.4%	3.9%	24.2%	3.7%	-1.5%	3.2%	4.2%	9.8%
Fortress Commodities Fund L.P.	-0.5%	1.8%	3.9%	2.0%	7.3%	-3.5%	2.2%	-1.7%	5.0%	1.8%

[14]	Combined AUM for Fortress Macro Onshore Fund L.P., Fortress Macro Offshore Fund L.P., Fortress Macro Fund Ltd. and Fortress Macro managed accounts.
[15]

Combined AUM for Drawbridge Global Macro Fund L.P., Drawbridge Global Macro Intermediate Fund L.P., Drawbridge Global Macro Alpha Intermediate Fund L.P., DBGM Offshore Ltd., DBGM Onshore L.P., DBGM Alpha V Ltd. and Drawbridge Global Macro managed accounts.

[16]	Combined AUM for Fortress Commodities Fund L.P., Fortress Commodities MA1 L.P. and Fortress Commodities managed accounts.
[17]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

Fortress Investment Group LLC

Exhibit 1

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2009	Three Months Ended				Full Year 2010
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009		March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Credit Hedge Funds

Assets Under Management
Drawbridge Special Opportunities Funds [18]	$4,915	$5,097	$5,296	$5,209	$5,209	$5,227	$5,176	$5,200	$5,474	$5,474
Fortress Partners Funds [19]	1,300	1,436	1,513	1,584	1,584	1,564	1,539	1,604	1,671	1,671
Value Recovery Funds [20]	—	3,140	2,751	2,463	2,463	2,326	2,029	1,786	1,299	1,299

AUM - Ending Balance	$6,215	$9,673	$9,560	$9,256	$9,256	$9,117	$8,744	$8,590	$8,444	$8,444

Third-Party Capital Raised	$—	$—	$—	$—	$—	$81	$49	$75	$242	$447

Segment Revenues
Management fees	$28	$30	$32	$33	$123	$34	$43	$32	$35	$144
Incentive income	1	—	—	1	2	8	5	41	51	105

Total	29	30	32	34	125	42	48	73	86	249

Segment Expenses
Operating expenses	(25)	(21)	(24)	(27)	(97)	(27)	(25)	(35)	(33)	(120)
Profit sharing compensation expenses	(1)	(2)	(2)	(1)	(6)	(4)	(5)	(20)	(19)	(48)

Total	(26)	(23)	(26)	(28)	(103)	(31)	(30)	(55)	(52)	(168)

Fund Management DE	$3	$7	$6	$6	$22	$11	$18	$18	$34	$81

Returns

Gross Returns [21]
Drawbridge Special Opportunities L.P. [22]	3.6%	7.8%	7.4%	6.3%	27.5%	7.5%	4.6%	8.5%	7.7%	31.3%
Drawbridge Special Opportunities Ltd. [22]	4.0%	6.5%	10.8%	7.9%	32.6%	7.6%	4.1%	11.2%	9.8%	36.7%

Fortress Partners Funds L.P.	-1.7%	8.8%	5.0%	5.1%	18.0%	3.3%	-0.1%	3.6%	6.2%	13.5%
Fortress Partners Funds Ltd.	-1.1%	9.5%	4.7%	6.0%	20.2%	2.9%	0.7%	3.7%	6.1%	14.1%

Net Returns [21]
Drawbridge Special Opportunities L.P. [22]	3.1%	7.3%	6.8%	5.8%	25.0%	6.9%	4.0%	6.7%	5.8%	25.5%
Drawbridge Special Opportunities Ltd. [22]	3.5%	6.0%	10.3%	7.4%	30.0%	7.0%	3.4%	8.4%	7.5%	29.0%

Fortress Partners Funds L.P.	-2.0%	8.5%	4.7%	4.8%	16.7%	3.0%	-0.3%	3.3%	5.9%	12.3%
Fortress Partners Funds Ltd.	-1.4%	9.2%	4.4%	5.7%	18.9%	2.6%	0.5%	3.5%	5.8%	12.8%

[18]

Combined AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund L.P., Drawbridge Special Opportunities Fund managed accounts, Worden Fund L.P. and Worden Fund II L.P.

[19]	Combined AUM for Fortress Partners Offshore Fund L.P. and Fortress Partners Fund L.P.
[20]

Fortress will receive management fees from these funds equal to 1% of cash receipts and up to 1% per annum on certain managed assets, subject to collectability, and may receive limited incentive income if aggregate realizations exceed an agreed threshold.

[21]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to management fees borne by the Fund and incentive allocations while net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments.

[22]

The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008 and December 31, 2009 redemptions.

Fortress Investment Group LLC

Exhibit 1

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2009	Three Months Ended				Full Year 2010
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009		March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010

Credit Private Equity Funds

Assets Under Management
Long Dated Value Funds	$537	$537	$569	$623	$623	$665	$660	$662	$618	$618
Real Assets Funds	207	207	178	164	164	167	167	200	193	193
Fortress Credit Opportunities Funds [23]	1,295	1,876	2,224	2,074	2,074	859	1,236	2,333	2,951	2,951
Asia Funds (including FJOF) [24]	—	137	380	486	486	506	833	933	1,055	1,055

AUM - Ending Balance	$2,039	$2,757	$3,351	$3,347	$3,347	$2,197	$2,896	$4,128	$4,817	$4,817

Third-Party Capital Raised	$—	$134	$273	$268	$675	$175	$1,165	$728	$1,078	$3,146

Segment Revenues
Management fees	$6	$8	$13	$13	$40	$10	$11	$11	$16	$48
Incentive income	—	7	1	15	23	85	47	9	17	158

Total	6	15	14	28	63	95	58	20	33	206

Segment Expenses
Operating expenses	(4)	(7)	(5)	(6)	(22)	(6)	(5)	(8)	(8)	(27)
Profit sharing compensation expenses	—	(4)	—	(8)	(12)	(43)	(24)	(5)	(11)	(83)

Total	(4)	(11)	(5)	(14)	(34)	(49)	(29)	(13)	(19)	(110)

Fund Management DE	$2	$4	$9	$14	$29	$46	$29	$7	$14	$96

[23]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, FTS SIP L.P., FCO MA LSS, FCO MA II, FCO MA Mapleleaf, Net Lease Fund I, Life Settlement Fund and Life Settlement Fund MA.
[24]	Combined AUM for Japan Opportunities Fund and Global Opportunities Fund.

Fortress Investment Group LLC

Exhibit 2

Reconciliation of Fund Management DE to Pre-tax Distributable Earnings and GAAP Net Income (Loss) and

Reconciliation of Segment Revenues to GAAP Revenues

(dollars in millions)

	Three Months Ended				Full Year 2009	Three Months Ended				Full Year 2010
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009		March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010

Fund Management DE	$44	$53	$51	$60	$208	$92	$73	$71	$122	$358

Investment Income (Loss)	(27)	14	10	(55)	(58)	8	4	10	12	34
Interest Expense	(8)	(8)	(4)	(4)	(24)	(4)	(4)	(3)	(9)	(20)

Pre-tax Distributable Earnings	$9	$59	$57	$1	$126	$96	$73	$78	$125	$372

Private Equity incentive income	—	—	—	3	3	(67)	(18)	(8)	55	(38)
Hedge Fund incentive income	—	—	(2)	2	—	(6)	(4)	(59)	66	(3)
Reserve for clawback	—	—	—	(27)	(27)	—	—	—	—	—
Distributions of earnings from equity method investees	—	—	—	(1)	(1)	(6)	(3)	(2)	(4)	(15)
Earnings (losses) from equity method investees	(39)	37	29	(7)	20	13	4	7	63	87
Gains (losses) on options	—	—	1	—	1	1	(1)	—	2	2
Gains (losses) on other Investments	(2)	20	19	(13)	24	—	(12)	2	11	1
Incentive income guarantee recorded as a loss	—	—	—	3	3	—	—	—	—	—
Impairment of investments	32	—	2	67	101	4	1	—	—	5
Mark-to-market of contingent consideration in business combination	—	—	—	—	—	—	—	—	1	1
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	(1)	—	(1)
Employee equity-based compensation	(53)	(53)	(61)	(61)	(228)	(64)	(49)	(56)	(49)	(218)
Principal compensation	(235)	(237)	(240)	(240)	(952)	(235)	(237)	(240)	(240)	(952)
Employee portion of incentive income	—	—	—	10	10	—	—	—	—	—
Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	220	128	133	179	660	180	161	180	(14)	507
Tax receivable agreement liability reduction	—	—	—	—	—	1	—	—	21	22
Taxes	1	1	3	—	5	(1)	(8)	5	(51)	(55)

GAAP Net Income (Loss) Attributable to Class A Shareholders	$(67)	$(45)	$(59)	$(84)	$(255)	$(84)	$(93)	$(94)	$(14)	$(285)

Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	(220)	(126)	(131)	(177)	(654)	(177)	(159)	(177)	16	(497)

GAAP Net Income (Loss)	$(287)	$(171)	$(190)	$(261)	$(909)	$(261)	$(252)	$(271)	$2	$(782)

Segment Revenues	$107	$117	$118	$157	$499	$207	$173	$191	$269	$840

Adjust management fees	—	—	—	14	14	1	(3)	—	—	(2)
Adjust incentive income	—	—	(2)	(21)	(23)	(74)	(21)	(67)	121	(41)
Other revenues	15	22	28	29	94	26	43	38	46	153

GAAP Revenues	$122	$139	$144	$179	$584	$160	$192	$162	$436	$950

“Distributable earnings” is our supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund our operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Our management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of our core businesses;

•	for planning purposes, including the preparation of our annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of our funds and the performance of our employees.

Growing distributable earnings is a key component to our business strategy and distributable earnings is the supplemental measure used by our management to evaluate the economic profitability of each of our businesses and our total operations. Therefore, we believe that it provides useful information to our investors in evaluating our operating performance. Our definition of distributable earnings is not based on any definition contained in our amended and restated operating agreement.

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement

Compensation to GAAP Net Income (Loss)

(dollars in thousands)

	Fourth Quarter		Full Year
	2010	2009	2010	2009
GAAP net income (loss)	$2,756	$(260,825)	$(781,693)	$(909,142)
Principals agreement compensation	239,976	239,976	952,077	952,077

GAAP net income (loss) excluding principals agreement compensation	$242,732	$(20,849)	$170,384	$42,935

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended December 31,
	2010	2009

Weighted Average Class A Shares Outstanding (Used for Basic EPS)	169,975,804	146,733,426

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(941,952)	(1,245,658)
Weighted average fully vested restricted Class A shares	(224,744)	(99,520)

Weighted Average Class A Shares Outstanding	168,809,108	145,388,248

Weighted average restricted Class A shares [25]	426,669	216,367
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	941,952	1,245,658
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	20,352,868	25,218,073
Weighted average Fortress Operating Group units	300,273,852	307,773,852
Weighted average Fortress Operating Group RPUs	31,000,000	31,000,000

Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)	521,804,449	510,842,198

Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	25,907,574	25,440,460
Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	547,712,023	536,282,658

	Twelve Months Ended December 31,
	2010	2009
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	165,446,404	125,740,897

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(4,450,465)	(1,185,375)
Weighted average fully vested restricted Class A shares	(174,203)	(94,561)

Weighted Average Class A Shares Outstanding	160,821,736	124,460,961

Weighted average restricted Class A shares [25]	339,533	158,500
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	4,450,465	1,185,375
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	19,695,924	24,153,521
Weighted average Fortress Operating Group units	302,123,167	310,576,187
Weighted average Fortress Operating Group RPUs	31,000,000	31,000,000

Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)	518,430,825	491,534,544

Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	26,436,872	25,069,721
Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	544,867,697	516,604,265

[25]	Includes both fully vested and nonvested weighted average restricted Class A shares.